UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2007

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supply Agreement with Alcatel-Lucent

On October 29, 2007, Avanex Corporation (the “Company”) and Alcatel-Lucent entered into a Supply Agreement (the “Agreement”) with a three-year term, to be effective on the date of the Pirelli Group’s acquisition of all of the shares of the Company’s Common Stock held by Alcatel-Lucent amounting to approximately 12.4% of the outstanding shares of the Company’s Common Stock. Pursuant to the Agreement, among other things, Alcatel-Lucent agreed to purchase fifty percent (50%) of its requirements for certain qualified products from the Company for a period of three years, provided that the Company remains competitive with respect to these products. Such products are opto-electronic components, including any optic components for optical signal based devices, terrestrial, used in the transmission, conveyance, receipt of information, through analog wavelength signals used as such or embedded into a processing optical module. Also pursuant to the Agreement, the Company will be a preferred supplier of Alcatel-Lucent, and will have an opportunity to participate in Alcatel-Lucent’s requests for quotations.

Material Relationship Between Alcatel-Lucent and the Company

The following is a brief description of the material relationship between the Company and Alcatel-Lucent other than in respect of the Agreement discussed above. In July 2003, in connection with the Company’s acquisition of the optical components business of Alcatel-Lucent (then Alcatel), the Company issued 35,369,834 shares of its Common Stock to Alcatel-Lucent, and the Company entered into an intellectual property licensing agreement, a supply agreement (the “First Supply Agreement”), a frame purchase agreement and a transition services agreement with Alcatel-Lucent. The initial three-year term of the First Supply Agreement was subsequently extended to October 2007. Products sold to Alcatel-Lucent accounted for $61.4 million, or 29% of the Company’s net revenue during the fiscal year ended June 30, 2007. As of October 11, 2007, Alcatel-Lucent beneficially owned approximately 12.42% of the Company’s outstanding Common Stock. On October 29, 2007, the Pirelli Group announced that it had agreed to acquire all the shares of the Company’s Common Stock held by Alcatel-Lucent amounting to approximately 12.4% of the outstanding shares of the Company’s Common Stock.

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2007, the Company issued a press release reporting its results for the first fiscal quarter ended September 30, 2007. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

The Company’s press release includes non-GAAP net income (loss) and non-GAAP net income (loss) per share to provide the reader with greater transparency to information used by management in its financial and operational decision-making, to help the reader better understand the Company’s operating results and to provide historical comparability. The Company also believes that when GAAP net income (loss) and GAAP net income (loss) per share are viewed in conjunction with non-GAAP net income (loss) and non-GAAP net income (loss)

per share, readers are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, management uses these measures for reviewing the Company’s financial results. The primary adjustments from GAAP net income (loss) and GAAP net income (loss) per share that are reflected in the non-GAAP financial measures provided are described in more detail below:

Stock Based Compensation. The Company excludes stock based compensation to calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share. SFAS 123R, “Share-Based Payment,” became effective and was adopted by the Company during the quarter ended September 30, 2005. Under SFAS 123R, all stock-based payments to employees, including grants of employee stock options, are to be expensed in the financial statements based on their fair value determined by applying a fair value measurement method. The Company believes that excluding stock based compensation from GAAP net income (loss) and GAAP net income (loss) per share provides investors with historical comparability in its financial reporting, as well as comparability with competitor’s operating results. In addition, the Company believes that excluding stock based compensation provides greater transparency when reviewing the current operating performance of the overall business.

Amortization of Intangibles. The Company also excludes amortization of intangibles to calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share. The Company’s amortization of intangibles primarily relates to its acquisitions of the optical components businesses of Corning, Alcatel and Vitesse in 2003. These adjustments have been excluded because management focuses primarily on the current controllable operating expenses of the business, which excludes amortization. In addition, the Company believes that excluding amortization provides greater transparency when reviewing the current operating performance of the overall business. The Company believes that it is useful to investors to provide non-GAAP measures that are indicative of the Company’s core operating expenses and performance.

Restructuring Charges. The Company also excludes restructuring charges to calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share. Such charges are primarily due to workforce reductions and related costs to enhance the reader’s overall understanding of the continuing operations of the Company, its core current financial performance and its prospects for the future. Avanex has incurred substantial acquisition-related restructuring charges as well as restructuring charges resulting from material changes to the Company’s cost structure, which makes historical comparisons difficult. The Company believes that excluding restructuring charges from GAAP net income (loss) and GAAP net income (loss) per share provides investors with historical comparability in its financial reporting as well as comparability with competitor’s operating results.

Gain on Disposal of Property and Equipment. The Company also excludes its gain on the disposal of property and equipment to calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share. From time to time, the Company disposes of property or equipment for an amount greater than book value. These gains have been excluded from the calculation of non-GAAP net income (loss) and non-GAAP net income (loss) per share because such gains do not relate to the Company’s primary business, which is the design, manufacture and marketing of fiber optic-based products. Accordingly, the Company believes that excluding gain on the disposal of property and equipment provides greater transparency when reviewing the current operating performance of its overall business. The Company believes that it is useful to investors to provide non-GAAP measures that are indicative of the Company’s core operating performance. The Company also believes that excluding these gains from GAAP net income (loss) and GAAP net income (loss) per share provides investors with comparability with competitor’s operating results.

Loss on Sale of Subsidiary. The Company also excludes its loss on the sale of its subsidiary in France to calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share. On March 1, 2007, the Company sold ninety percent of the share capital and voting rights of its wholly owned subsidiary, Avanex France, a société anonyme incorporated under the laws of France, which owned our semiconductor fabs and associated product lines located in Nozay, France, to Global Research Company, a société à responsibilité limitée incorporated under the laws of France (“GRC”), and Mr. Didier Sauvage, an individual and former employee of Avanex (together with GRC, the “Purchasers”) the nominal amount of €1.00. The sale closed on April 16, 2007. The Purchasers changed the name of Avanex France to “3S Photonics” following the closing. This sale resulted in a loss to the Company of $3.2 million primarily as a result of the approximately $24.9 million cash paid, transaction expenses incurred of approximately $1.0 million, and transfer of approximately $4.3 million of assets, partially offset by approximately $15.9 million of liabilities written-off, the assumption of approximately $6.7 million of liabilities by 3S Photonics, write-off of cumulative translation gain related to Nozay of approximately $3.3 million, and a reduction of the pension obligation of approximately $1.1 million related to the sale. This loss has been excluded from the calculation of non-GAAP net income (loss) and non-GAAP net income (loss) per share because such losses do not relate to the Company’s primary business, which is the design, manufacture and marketing of fiber optic-based products. Accordingly, the Company believes that excluding loss on the sale of its subsidiary provides greater transparency when reviewing the current operating performance of its overall business. The Company believes that it is useful to investors to provide non-GAAP measures that are indicative of the Company’s core operating performance. The Company also believes that excluding this loss from GAAP net income (loss) and GAAP net income (loss) per share provides investors with comparability with competitor’s operating results.

Operating expenses for subsidiary until the closing. The Company also excludes operating expenses incurred at its subsidiary in France until the closing on April 16, 2007 to calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share. These expenses have been excluded from the calculation of non-GAAP net income (loss) and non-GAAP net income (loss) per share because management believes the exclusion of such expenses provides investors with historical comparability in its financial reporting as well as with competitor’s operating results.

There are limitations associated with using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, exclude certain items that may have a material impact upon our reported financial results and may be different from non-GAAP financial measures used by other companies. Management compensates for these limitations through its review of operating results on a GAAP basis each quarter and by providing GAAP net income (loss) and net income (loss) per share in its earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated as of November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARLA SANCHEZ
Marla Sanchez
Senior Vice President and Chief Financial Officer

Date: November 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of November 1, 2007